UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

VIMEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

330 West 34th Street, 5th Floor, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 524-8791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Levin and Glenn Schiffman

On March 20, 2023, Joseph Levin, Chairman and member of the Board of Directors (the “Board”) of Vimeo, Inc. (the “Company”) submitted his resignation as Chairman and member of the Board, effective immediately. Mr. Levin’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company. Mr. Levin will serve as Special Advisor to the Board, effective immediately, as further detailed below.  In connection with Mr. Levin’s resignation, the size of the Board was reduced from eleven to ten. Also on March 20, 2023, the Company appointed Glenn Schiffman, Board member, to succeed Mr. Levin as Chairman of the Board. Mr. Schiffman is expected to stand for re-election at the Company’s 2023 Annual Meeting of Stockholders.

On March 21, 2023, in connection with Mr. Schiffman’s appointment as Chairman of the Board and upon the recommendation of the Company’s Compensation and Human Capital Management Committee of the Board, the Company granted the following compensation package to Mr. Schiffman: (i) 250,000 restricted stock units (“RSUs”) and (ii) 250,000 options to purchase shares of Company common stock, both of which will vest in full three years after the grant date. To be entitled to each award, Mr. Schiffman must be serving as Chairman of the Board through the vesting date. In the event of a change of control (as defined in the Company’s 2021 Stock and Annual Incentive Plan), the awards shall vest in their entirety.

The above compensation constitutes Mr. Schiffman’s full compensation package as Chairman and Board member through their vesting dates. Mr. Schiffman will not receive cash compensation after his appointment as Chairman. Mr. Schiffman’s existing RSU awards shall continue to vest while he serves as Chairman.

Joseph Levin Restricted Stock Agreement Amendment

On March 20, 2023, the Company entered into an amended and restated Restricted Stock Agreement between the Company and Mr. Levin dated June 7, 2021 (the “RSA”, and as amended, the “Amended RSA”). Pursuant to the Amended RSA, the RSA will continue in connection with Mr. Levin’s service as Special Advisor to the Board. In consideration of Mr. Levin’s anticipated reduced services as Special Advisor in comparison to his services previously provided as Chairman and Board member, the Amended RSA reduces the total number of shares underlying the RSA by one-third, to a total of 3,247,000 shares. Additionally, the Amended RSA modifies the terms of the change of control provisions contained therein, including (i) the definition of change of control is now as defined in the Company’s 2021 Stock and Annual Incentive Plan, a higher threshold than previously contained in the RSA, and (ii) the change in control vesting schedule. Additionally, the Amended RSA outlines Mr. Levin’s anticipated services as Special Advisor to the Board, including with respect to strategic planning, M&A and strategic transactions, investor relations and Board meetings. The Amended RSA was reviewed and approved by a special committee of independent members of the Board.

The above summary of the Amended RSA is not complete and is qualified in its entirety by reference to the full text of the Amended RSA, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

As of March 20, 2023, Mr. Levin owned 3,713,940 shares or approximately 2.4% of Vimeo common stock and approximately 1.5% of total Vimeo voting power, including (i) 3,247,000 shares underlying the RSA and (ii) 466,940 shares of Vimeo common stock held directly. As of March 20, 2023, Barry Diller owned (a) 505,117 shares of Vimeo common stock, consisting of (i) 502,340 shares of Vimeo common stock held directly and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power, and (ii) 2,777 shares of Vimeo common stock held by a family foundation as to which Mr. Diller may be deemed to share voting and investment power and as to which Mr. Diller disclaims beneﬁcial ownership, and (b) 9,399,250 shares or 100% of Vimeo Class B common stock, together constituting approximately 38% of the total Vimeo voting power.

Anjali Sud Compensation

On March 21, 2023, the Company and Ms. Sud entered into an Amended & Restated Restricted Stock Unit Award Agreement (the “Amended RSU Agreement”), which amended and restated the existing Restricted Stock Unit Award Agreement between the Company and Ms. Sud dated March 25, 2022 (the “Original Award Agreement”) to revise the vesting schedule and performance targets of the Original Award Agreement.

Additionally on March 22, 2023, the Company and Anjali Sud, Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to Ms. Sud’s Offer Letter dated May 4, 2022 (the “Offer Letter”). Pursuant to the Amendment, in addition to the annual discretionary bonus opportunities provided in the Offer Letter, for 2023 only, Ms. Sud shall be entitled to receive a non-discretionary bonus in a gross amount of $800,000 upon achievement of certain performance goals set by the Company’s Compensation & Human Capital Management Committee (the “Non-Discretionary Bonus”). If achieved, the Non-Discretionary Bonus shall be paid to Ms. Sud no later than March 15, 2024.

Additionally, the Amendment provides that, with respect to Ms. Sud’s vested 2016 and 2017 stock appreciation rights (“SARs”), Ms. Sud will have until the expiration date of the relevant SARs to exercise such vested SARs.

The above summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Document
10.1	Amendment No. 1 to Offer Letter, dated as of March 22, 2023, by and between Vimeo, Inc. and Anjali Sud.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

By:	/s/ Gillian Munson
Name:	Gillian Munson
Title:	Chief Financial Officer

Date: March 23, 2023